Elevation Series Trust N-CSRS

Exhibit 99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

I, Bradley Swenson, President of Elevation Series Trust (the “Registrant”), certify that:

1.         The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	April 4, 2024	/s/ Bradley Swenson
Bradley Swenson, President
(Principal Executive Officer)

I, Nicholas Austin, Treasurer of Elevation Series Trust (the “Registrant”), certify that:

1.         The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	April 4, 2024	/s/ Nicholas Austin
Nicholas Austin, Treasurer
(Principal Financial Officer)